                                                                   EXHIBIT 10.26


                            CUSTOMER LIST AGREEMENT

        This CUSTOMER LIST AGREEMENT ("Agreement") is made as of this 15th day of May, 1998, by and between WESTERN FINANCIAL BANK, a federally-chartered savings bank (the "Bank"), WFS FINANCIAL INC, a California corporation ("WFS"), and WESTFIN INSURANCE AGENCY, INC., a California corporation ("WFIA") (the "Parties" or, individually, "Party"). This Agreement supersedes all previous Customer List Agreements and amendments thereto, entered into by and among any of these Parties.

                                    RECITALS

        A. The Bank is the majority owner of WFS, having formed the company as an operating subsidiary for the purpose of conducting consumer finance activities primarily in markets not served by the Bank.

        B. The Bank is the sole owner of WFIA, having formed the company primarily to provide insurance agency services for customers of the Bank and its subsidiaries.

        C. The Parties desire to use or distribute Customer Lists owned by the other Parties.

        D. The Parties are willing to provide such Customer Lists to each other and to authorize a Party to distribute Customer Lists to Third Parties on the terms and conditions described below.

        E. The Parties desire to set forth the terms of their relationship in order to ensure that, in accordance with Office of Thrift Supervision ("OTS") regulations, each Party functions as and remains a corporate entity separate and apart from the other.

                                    AGREEMENT

        In consideration of the mutual promises set forth herein, and in reliance upon the recitals set forth above, the Parties agree as follows:

        1. Customer Lists. From time to time, each Party ("Using Party") may desire to rent/purchase customer lists ("Customer Lists") owned and developed by another Party ("Owning Party"). Exhibit "A", as amended from time to time, attached hereto and incorporated herein, identifies the Owning Party, the Using Party, the type of and purpose for customer list, and the fee therefor. The Using Party agrees that the Customer Lists of Owning Party will be used solely for marketing and solicitation by the Using Party and the information contained therein will not be disclosed or disseminated to any other person or entity without the prior express written consent of Owning Party.

        2. Authorization to Provide Names Under Third Party Agreements. From time to time, the Bank may enter into an agreement with a non-affiliated entity ("Third Party") to provide Bank Customer Lists to Third Party for the purpose of offering products to Bank customers. In order to maximize benefits to the Bank in these agreements, WFS recognizes that the Bank may include WFS customer names in the Customer Lists to Third Party. Exhibit B, as amended from time to time, attached hereto and incorporated herein, identifies the agreement(s) entered into by the Bank for which WFS has authorized the Bank to provide WFS Customer Lists to Third Party. The Bank will pay WFS a portion of the fees the Bank receives under the agreement(s), such portion to be based upon the ratio of the number of WFS customer names supplied to Third Party to the total number of names supplied to Third Party.

        3.     Time and Method of Payment.

               3.1 Reimbursement for Customer Lists shall be payable by the Using Party. By the 20th day of the billing period, the Accounting Department of the Owning Party shall make allocations to the Using Party at the time and frequency shown on Exhibit "A" but in any case not less than quarterly. The respective Accounting Departments of the Using Parties shall make all necessary entries to the separate books and records of the Using Party to record the allocation and reimbursement thereof.

               3.2 Reimbursement by the Bank to WFS for Customer Lists provided to Third Parties under separate agreements shall be made on or before the 20th day of the month following the month of receipt by the Bank of the fees from Third Party.

        4.     Term.

               4.1 This Agreement shall commence as of the date stated above and shall continue (i) until terminated by the Parties for items listed on Exhibit "A", and (ii) for the term of the separate Third Party agreement(s) for agreements listed on Exhibit "B".

               4.2 This Agreement may be terminated by either Party without cause upon five (5) days prior written notice, and may be terminated immediately for breach of any covenant, obligation, or duty herein contained or for violation of law, ordinance, statute, rule or regulation (collectively referred to as "law") governing the conduct of either Party hereto.

               4.3 Upon termination of this Agreement, use of Customer Lists shall also be terminated, except as provided for in Section 4.1 above.

               4.4 Termination shall not affect the obligations of the Parties with respect to any event occurring before termination. Each Party shall be bound by and responsible for any transaction or expense properly agreed to or incurred by it in connection with services acquired hereunder but not settled, paid or reimbursed prior to the date of any such termination.

        5. Representations and Warranties of Each Party. Each Party hereto represents and warrants to and for the benefit of the other as follows:

               5.1 Corporate Existence and Qualifications. Each is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which incorporated or chartered, with full corporate power to own its properties and to carry on its business as now owned and operated by each.

               5.2 Licenses; Compliance with Laws. Each has all licenses, franchises, permits and authorizations necessary for the lawful conduct by it of its business. Neither has violated, and is not in violation of, any such licenses, franchises, permits or authorizations or any applicable statutes, laws, ordinances, rules or regulations of any federal, state, or local governmental bodies, agencies or subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations.

               5.3 Right to Privacy Laws. The Owning Party represents that the information contained on the Customer Lists which are provided to the Using Part does not violate any Federal or State laws regarding customers' rights to privacy.

               5.4 Enforceability. Each, by its execution hereof, represents and warrants that this Management Agreement is valid and binding upon it, enforceable against it on its terms, and agrees to be liable for its obligations hereunder.

        6.     Covenants regarding Corporate Existence.

               6.1 Preservation of Corporate Existence and Qualifications. Each Party will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction under which organized and will obtain and preserve its qualifications to carry on business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary.

               6.2 Observation of Corporate Formalities. Each Party shall at all times observe the applicable legal requirements for the recognition of the other as a corporate entity separate and apart from the other, including without limitation the following:

                      (i) Each shall maintain corporate records and books of account separate from those of any other;

                      (ii) Each shall not at any time commingle its funds with those of any other;

                      (iii) Each shall hold meetings of its Board of Directors as appropriate to authorize its corporate actions;

                      (iv) Each shall hold meetings of its shareholder as appropriate and as required by the laws and regulations of the jurisdiction under whose laws the Parties were formed;

                      (v) Each shall file all reports required by the administrators or regulators of the jurisdiction in which each Party conducts business, including without limitation, annual Statements in a timely manner; and

                      (vi) Each shall ensure that its yearly franchise taxes are paid in a timely manner so as to maintain its corporate existence uninterrupted.

               6.3 Advertising. Each Party will at all times hold itself out to the public as an entity separate from the other and its advertising and marketing shall reflect such separate corporate existence.

               6.4 OTS Regulations. Both Parties shall comply with all applicable OTS regulations. If required by 12 C.F.R. Section 563.37(b), any instrument evidencing borrowing by either shall indicate that the other is in no way responsible for any such debt.

        7. Liability; Consultation with Counsel. Neither Party shall assume no responsibility or liability with respect to the business or affairs of the other, other than to provide the management and administrative services and facilities required hereunder. Each shall indemnify, defend and hold harmless the other against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (collectively the "Claims"), including without limitation interest penalties and attorney's fees, that either shall incur or suffer, which arise, result from or relate to (i) conduct by the other of its business and operations and (ii) breach by the other of its obligations pursuant to this Agreement. Notwithstanding anything contained herein to the contrary, Parties' obligations pursuant to this section shall not be applicable to Claims arising directly from the other's bad faith, gross negligence or willful misconduct. This Agreement shall create no right, benefit or privilege in favor of any person not a Party hereto, and no person not a Party hereto shall have any recourse against any Party hereto for any advice, service or facility provided or omitted by a Party pursuant to this Agreement. A Party may consult with legal counsel (who may also be counsel to another Party) concerning any questions that may arise with respect to its duties and obligations hereunder, and it shall be fully protected in respect of any action taken or omitted by it hereunder in good faith reliance on any opinion of such counsel with respect to any such duty or obligation.

        8      General.

               8.1 This Agreement may be modified, amended or superseded in whole or in part, at any time, by a writing executed by the Parties hereto.

               8.2 This Agreement shall be governed by the laws of California, except to the extent any such laws are superseded by federal law or regulation.

               8.3 This Agreement may be executed in counterparts, all of which, taken together shall constitute one agreement.

               8.4 Neither Party shall assign this Agreement without the prior written consent of the other Party, which consent shall not unreasonably be withheld.

        Wherefore, the undersigned have executed this Agreement as of the date first set forth above.

WESTERN FINANCIAL BANK

By:                                                           Date: May __, 1998
    --------------------------------
       Ernest S. Rady, President

WFS FINANCIAL INC

By:                                                           Date: May __, 1998
    --------------------------------
       Joy Schaefer, President

WESTFIN INSURANCE AGENCY, INC.

By:                                                           Date: May __, 1998
    --------------------------------
      Stephen M. Locko, President

                                  EXHIBIT "A"

                            CUSTOMER LIST AGREEMENT


  OWNING      USING                                       DETERMINATION
   PARTY      PARTY    REMARKS                               OF FEE             FEE           PAYABLE
  ------      -----    -------                            -------------      ----------    -------------
    WFS       WFIA     Insurance agency solicits         $1.50/K/quarter       varies         Monthly
                       customer base of WFS

    WFS       Bank     Retail Division solicits             Agreement        $500/tape     When supplied
                       customer base of Dealer Center
                       Div. of WFS

    WFS       Bank     Equity Lending Group solicits        Agreement        $500/tape     When supplied
                       customer base of WFS

                                    EXHIBIT B

                             CUSTOMER LIST AGREEMENT

                             Third Party Agreements


                                Date of                Term of
Vendor                         Agreement               Agreement            Product Offered
------                       -------------         -----------------      -------------------
First USA Bank, Delaware     June 17, 1998         2 years,               MasterCard and Visa
                                                   automatic renewal      cards and services



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